Report of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
Prudential Investment Portfolios 4:

In planning and performing our audit of the financial statements of the Prudential Muni High
Income Fund of Prudential Investment Portfolios 4
(formerly Dryden Municipal Bond Fund)
(hereafter referred to as the ?Fund?), as of and for the year ended April 30, 2010, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Fund?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund?s internal control over financial reporting.
Accordingly, we express no such opinion.

Management of the Fund is responsible for
establishing and maintaining effective
internal control
over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management
are required to assess the expected benefits
and related costs of controls. A company's
internal
control over financial reporting is a
process designed to provide reasonable
assurance regarding
the reliability of financial reporting and
the preparation of financial statements for
external
purposes in accordance with generally
accepted accounting principles. A company's
internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and
dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally
accepted accounting principles, and that
receipts and expenditures of the company are
being made
only in accordance with authorizations of
management and trustees of the company; and
(3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized
acquisition, use, or disposition of the
company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund?s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies
in the
Fund?s internal control over financial
reporting and its operation, including
controls over
safeguarding securities, that we consider to be a material weakness as defined above as of April
30, 2010.

This report is intended solely for the
information and use of management and the Board of
Trustees of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





New York, New York
June 24, 2010